AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1997
                                                    REGISTRATION NO. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              DATA I/O CORPORATION
                              --------------------
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                                   91-0864123
          ----------                                   ----------
     (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

     10525 WILLOWS ROAD N.E., REDMOND, WASHINGTON      98052
     --------------------------------------------      -----
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

     REGISTRANT'S TELEPHONE NUMBER,
     INCLUDING AREA CODE:                              (206) 881-6444
                                                       --------------

             DATA I/O CORPORATION 1982 EMPLOYEE STOCK PURCHASE PLAN
                     AMENDED AND RESTATED DECEMBER 11, 1996
                                       AND
                   DATA I/O CORPORATION 1996 DIRECTOR FEE PLAN
                   -------------------------------------------
                           (FULL TITLES OF THE PLANS)

                                STEVEN M. GORDON
                             10525 WILLOWS ROAD N.E.
                            REDMOND, WASHINGTON 98052
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (206) 881-6444
                                 --------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM         PROPOSED
      TITLE OF                                        OFFERING PRICE            MAXIMUM           AMOUNT OF
     SECURITIES                   AMOUNT TO BE              PER                AGGREGATE        REGISTRATION
  TO BE REGISTERED                 REGISTERED            SHARE (1)          OFFERING PRICE         FEE (1)
----------------------------------------------------------------------------------------------------------------
    COMMON STOCK                     600,000
  WITHOUT PAR VALUE                  SHARES                $5.19              $3,114,000           $943.64
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) THE PROPOSED MAXIMUM OFFERING PRICE PER SHARE AND THE REGISTRATION FEE WERE CALCULATED IN ACCORDANCE WITH RULE 457(h) UNDER THE SECURITIES ACT OF 1933 BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES FOR DATA I/O CORPORATION COMMON STOCK ON JANUARY 23, 1997, AS QUOTED BY THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION NATIONAL MARKET SYSTEM, WHICH WAS $5.19 PER SHARE.

(2) EARLIER REGISTRATION STATEMENTS (REGISTRATION STATEMENT NOS. 33-26472, 33-42010, 33-66824 AND 33-95608) COVERING DATA I/O CORPORATION COMMON STOCK ARE INCORPORATED BY REFERENCE.

                               PAGE 1 OF 23 PAGES

                     EXHIBIT INDEX IS LOCATED ON PAGE II-5.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this registration statement.

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1995, the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 28, 1996, June 27, 1996, and September 26, 1996, filed with the Commission pursuant to
               Section 13(a) of the Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (Registration No. 0-10394).

          (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the common stock pursuant to the Plans described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Washington Business Corporation Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Article IX of the Registrant's Bylaws provides for indemnification of its directors, officers, employees and other agents.

The Washington Business Corporation Act includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his acts or omissions as a director, except for those acts or omissions involving intentional misconduct or a knowing violation of law, certain unlawful distributions or a transaction whereby the director received a personal benefit to which he was not legally entitled. Article XIII of the Registrant's Articles of Incorporation contains provisions implementing, to the fullest extent, the allowed limitations on a director's liability to the Registrant or its shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER      EXHIBIT
--------------      -------

   5.1              Opinion of Heller, Ehrman, White & McAuliffe

   10.1 Data I/O Corporation 1982 Employee Stock Purchase Plan Amended and Restated December 11, 1996

   10.2             Data I/O Corporation 1996 Director Fee Plan

   23.1             Consent of Heller, Ehrman, White & McAuliffe (See Exhibit
                    5.1)

   23.2             Consent of Ernst & Young LLP, Independent Auditors

   24               Power of Attorney (See page II-4 of this Registration
                    Statement)


ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 29th day of January, 1997.

                                   DATA I/O CORPORATION

                              By:   /s/ STEVEN M. GORDON
                                   ---------------------------------------------
                                   Steven M. Gordon, Vice President of Finance
                                   and Administration, Chief Financial Officer,
                                   Secretary and Treasurer (Principal Financial
                                   and Accounting Officer)

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints
Steven M. Gordon and Joel Hatlen, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                       Title                       Date
        ---------                       -----                       ----

/s/ WILLIAM C. ERXLEBEN      President, Chief Executive        January 29, 1997
--------------------------   Officer and Director (Principal
William C. Erxleben          Executive Officer)


/s/ FRANCES M. CONLEY        Director                          January 29, 1997
--------------------------
Frances M. Conley

/s/ EDWARD D. LAZOWSKA       Director                          January 29, 1997
--------------------------
Edward D. Lazowska

/s/ W. HUNTER SIMPSON        Director                          January 29, 1997
--------------------------
W. Hunter Simpson

/s/ DONALD R. STENQUIST      Director                          January 29, 1997
--------------------------
Donald R. Stenquist

/s/ MILTON F. ZEUTSCHEL      Director                          January 29, 1997
--------------------------
Milton F. Zeutschel

/s/ STEVEN M. GORDON         Vice President of Finance and     January 29, 1997
--------------------------   Administration,  Chief Financial
Steven M. Gordon             Officer, Secretary and Treasurer
                             (Principal Financial and
                             Accounting Officer)

                                  EXHIBIT INDEX


                                                                     Sequential
Exhibit Number      Exhibit                                           Page No.
--------------      -------                                           --------

     5.1            Opinion of Heller, Ehrman, White & McAuliffe       II-6

    10.1            Data I/O Corporation 1982 Employee Stock Purchase
                    Plan Amended and Restated December 11, 1996        II-9

    10.2            Data I/O Corporation 1996 Director Fee Plan        II-16

    23.1            Consent of Heller, Ehrman, White & McAuliffe
                    (see Exhibit 5.1)                                  II-6

    23.2            Consent of Ernst & Young LLP, Independent
                    Auditors                                           II-21

    24              Power of Attorney (see page II-4 of this
                    Registration Statement)                            II-4